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                                                                  EXHIBIT 10.15
                                 PROMISSORY NOTE


$_______________                                                 _______________
                                                                    Reno, Nevada

               On or before ______________, A-55, L.P., a Nevada limited partnership, promises to pay to the order of Rudolf W. Gunnerman, at 5270 Neil Road, Reno, Nevada 89502 the sum of __________________________, together with interest on the declining principal balance from date hereof. Interest shall be the prime rate of interest charged from time to time by Pioneer Citizens Bank.

               Principal and interest are payable in full on the due date of the note. Interest and all or any portion of the unpaid principal balance may be prepaid at any time without penalty.

               The maker promises and agrees that in the case of a default in the payment of any sums required hereunder or if the maker becomes insolvent, makes a general assignment for the benefit of creditors, or is adjudged bankrupt, then the unpaid principal balance and accrued interest shall, at the option of the holder or holders of this Note, immediately become due and payable although the time of maturity as expressed in this Note may not have arrived.

               In the event of a default under the terms of this Promissory Note, the maker agrees to pay all costs, including reasonable attorneys' fees, incurred in the collection of any unpaid amounts.

               The maker, endorsers, and guarantors waive presentment for payment, demand, notice, protest, notice of protest, diligence, and non-payment of this Note, and all defenses on the ground of any extension of time for payment that may be given by the holder or holders to them.

                                        A-55, L.P., a Nevada limited
                                        partnership

                                        By RWG, Inc., a Nevada
                                           corporation, General Partner


                                           By__________________________________
                                             Rudolf W. Gunnerman,
                                             President


                                           By__________________________________
                                             ______________________________,
                                             Chief Financial Officer



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